UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013
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VALLEY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28342 (Commission File Number)	54-1702380 (I.R.S. Employer Identification No.)
36 Church Avenue, S.W. Roanoke, Virginia (Address of principal executive offices)	24011 (Zip Code)
Registrant’s telephone number, including area code:  (540) 342-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 31, 2013, Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, issued a press release regarding its earnings for the year ended December 31, 2012.  The press release is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on January 31, 2013, the Board of Directors authorized an amendment to the Company’s Bylaws. The amendment will revise Section 4.1 of the Bylaws to allow for greater flexibility in using facsimile signatures on stock certificates.  The amendment will become effective February 1, 2013.

The text of the amendment to the Bylaws is attached as Exhibit 3.1 to this report.

Item 8.01  Other Events.

Also on January 31, 2013, the Company announced the declaration of a quarterly cash dividend payable on March 1, 2013 to common shareholders of record on February 15, 2013.

The Company's common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	3.1	Amendment to the Bylaws of the Company
	99.1	Press Release dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION
(Registrant)

Date: February 1, 2013	By:	/s/ Kimberly B. Snyder
Kimberly B. Snyder
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Bylaws of the Company
99.1	Press Release dated January 31, 2013.